CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated March 2, 2015, relating to the financial statements and financial highlights which appears in the December 31, 2014 Annual Report to Shareholders of NexPoint Credit Strategies Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

April 30, 2015